                                                                      EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT

     The following is a list of the subsidiaries of Provident Bancorp, Inc. following the Reorganization:


     Name                                     State of Incorporation
     ----                                     ----------------------

     Provident Bank                           Federal

     Provest Services Corp. I                 New York
     Provest Services Corp. II                New York